SEABOARD MARINE LTD.
                       401(K) EXCESS PLAN


                            ARTICLE I
                      ESTABLISHMENT OF PLAN

     Seaboard Marine Ltd. hereby establishes the Seaboard  Marine
401(k) Excess Plan (the "Plan"), effective January 1, 2009.

                           ARTICLE II
                           DEFINITIONS

     The  following definitions shall apply for purposes of  this
Plan:

     "Code" means the Internal Revenue Code of 1986 as from time to time amended.

     "Company" means Seaboard Marine Ltd., a Liberia limited liability company.

     "Eligible Employee" means, with respect to any Year, an employee of the Company or of a Subsidiary who has completed one year of service as defined for purposes of eligibility for a matching contribution under the 401(k) Plan, and who has received compensation for such Year that is not included as compensation under the 401(k) Plan solely on account of the limitation on the amount of compensation that can be taken into account under the 401(k) Plan for such Year under Section 40I(a)(17) of the Code.

     "401(k) Plan" means the Retirement Savings Plan for Seaboard
Corporation, as amended from time to time.

     "Plan" means the Seaboard Marine 401(k) Excess Plan, as set forth herein and as amended from time to time.

     "Subsidiary"  means  any  wholly-owned  subsidiary  of   the
Company.

     "Supplemental Amount" means an amount expressed in terms of dollars equal to 3 percent of the amount, if any, of the Eligible Employee's compensation received for the Year that is not included as compensation under the 401(k) Plan solely on account of the limitation on the amount of compensation that can be taken into account under the 401(k) Plan for such Year under
Section 401(a)(17) of the Code (but only to the extent such excess compensation amount is paid to the Eligible Employee after becoming an Eligible Employee hereunder).

     "Year" means a 12-month period beginning each January 1 and ending each succeeding December 31.

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                           ARTICLE III
                             BENEFIT

     Except as otherwise provided herein, the Company will pay in cash to each Eligible Employee with respect to each Year an amount equal to the Supplemental Amount.

                           ARTICLE IV
                         ADMINISTRATION

     This Plan shall be interpreted, construed and administered by the Company in its sole and absolute discretion, and all decisions and determinations of the Company hereunder shall be binding upon all Eligible Employees and their successors and assigns.

                            ARTICLE V
                      NO EMPLOYMENT RIGHTS

     The adoption of this Plan does not give any person any right to be retained in the employ of the Company, and no rights granted under the Plan shall be construed as creating a contract of employment. The right and power of the Company to dismiss or discharge any person is expressly reserved.

                           ARTICLE VI
                    AMENDMENT AND TERMINATION

     The Company can amend or terminate the Plan at any time in its sole discretion.

                           ARTICLE VII
                          GOVERNING LAW

     The provisions of this Plan shall be governed, construed, enforced and administered in accordance with the laws of the State of Florida.

                          ARTICLE VIII
                            HEADINGS

     The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

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     IN  WITNESS WHEREOF, the Company has caused this Plan to  be executed as of the 1st day of January, 2009, by its duly authorized officer.

                                   SEABOARD MARINE LTD.



                                   By:  /s/ Steven J. Bresky
                                        Steven J. Bresky
                                        Vice President
                                        December 18, 2009



Attest:   /s/ David M. Becker
Title:    Vice President

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